AXS INVESTMENTS 181 WESTCHESTER AVE, SUITE 402 PORT CHESTER, NY 10573	SCAN TO VIEW MATERIALS & VOTE

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com or scan the QR Barcode above.

3) Follow the instructions provided on the website.

To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62121-S34848	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following proposals:				For	Against	Abstain

1.

Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Acquired Fund to the AXS Chesapeake Strategy Fund (the “Acquiring Fund”), a separate series of the Trust, in exchange for (a) the number of full and fractional shares of each class of Acquiring Fund shares corresponding to an outstanding class of shares of the Acquired Fund with an aggregate net asset value (“NAV”) equal to the aggregate NAV of the Acquired Fund attributable to that class of shares of the Acquired Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of the Acquiring Fund received in the exchange in proportion, on a class by class basis, to the shareholders' respective holdings of shares of the Acquired Fund; and

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2.	The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

D62122-S34848

AXS Aspect Core Diversified Strategy Fund NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 17, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of AXS Aspect Core Diversified Strategy Fund (the "Acquired Fund") hereby appoints Joshua Gohr and Diane Drake and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Acquired Fund standing in the name of the undersigned at the close of business on October 15, 2021 at a Special Meeting of Shareholders to be held at 10:00 a.m. local time on December 17, 2021 at the office of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

Shareholders of record of the Acquired Fund at the close of business on October 15, 2021, the record date for this Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any postponements or continuations after an adjournment thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE